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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     May 24, 2005
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                           Consolidated Energy, Inc.
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           (Exact name of registrant as specified in its charter)



   Wyoming                       0-25951           86-0852222
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



12508 West Atlantic Blvd., Coral Springs, Florida                33071
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code     (954) 575-1471
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Item 1.01 Entry into a Material Definitive Agreement

Consolidated Energy, Inc. (the "Company"), through its wholly owned subsidiary Eastern Consolidated Energy, Inc. ("Eastern"), has executed an agreement with American Electric Power ("AEP") for a long term coal supply contract for Ohio Valley Electric Corporation's Kyger Creek Plant. The agreement provides that Eastern will deliver an average of 52,500 tons of coal per month for twelve months beginning no later than July 1, 2005. The agreement includes a possible extension at AEP's option for an additional 50,000 tons per month for twenty-four months. Subject to quality characteristics of the delivered coal, the price per ton under the first twelve months of the agreement is approximately $54, and approximately $53 per ton if AEP agrees to the extension. The full text of the agreement is attached hereto as an exhibit.

Item 7.01 Regulation FD Disclosure

On May 25, 2005, the Company issued a press release regarding the agreement described in Item 1.01 above. The press release is attached hereto as an exhibit.

The Company has prepared materials to use in connection with proposed financing transactions seeking funding from institutional investors for a coal washing facility in connection with the agreement described in Item 1.01 above. The materials are in the form of a presentation attached hereto as an exhibit.

The information in Item 7.01 of this report and Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.16 Coal Supply Agreement
Exhibit 99.1 Press release dated May 25, 2005.
Exhibit 99.2 Powerpoint presentation May 2005

SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2005

Consolidated Energy, Inc.

By:  /S/ David Guthrie
      David Guthrie, President